RESIDENTIAL ACCREDIT LOANS, INC.
                                     Company


                         RESIDENTIAL FUNDING CORPORATION
                                 Master Servicer


                 Mortgage Asset-Backed Pass-Through Certificates
                                 Series 1997-QS3
                                 ---------------

                         Supplement dated June 12, 1997
                                       to
                   Prospectus Supplement dated April 24, 1997
                                       and
                        Prospectus dated August 22, 1996
                                 --------------

         Notwithstanding the first sentence of the third paragraph on page S-46 under "Certain Federal Income Tax
Consequences" in the attached Prospectus Supplement, for federal income tax reporting purposes the Class M-3 Certificates will be treated as having been issued with original issue discount.
                                                           --------------

         THIS SUPPLEMENT MUST BE DELIVERED TOGETHER WITH THE PROSPECTUS AND PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         UNTIL SEPTEMBER 9, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                                      Bear, Stearns & Co. Inc.
                                                            June 12, 1997


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